Exhibit 99.1

For Immediate Release

Contact:	Glenn P. Muir Executive Vice President & CFO Hologic, Inc. (781) 999-7300	Frances Crecco Director, Investor Relations Hologic, Inc. (781) 999-7377

HOLOGIC RECEIVES FROM FEDERAL TRADE COMMISSION

HSR SECOND REQUEST FOR ACQUISITION OF SUROS SURGICAL SYSTEMS

(Notification of Early Termination of HSR waiting period received for acquisition of R2 Technology)

BEDFORD, MA, (May 24, 2006) — Hologic, Inc. (NASDAQ: HOLX), a leading provider of state-of-the-art diagnostic and digital imaging systems directed towards women’s health, today announced that each of it and Suros Surgical Systems, Inc. have received a request for additional information from the Federal Trade Commission (“FTC”) relating to Hologic’s pending acquisition of Suros, a leading innovator in the field of devices used for minimally invasive biopsy and tissue excision. The effect of the request is to extend the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), until 30 days following the FTC’s receipt of the requested information, unless the waiting period is earlier terminated by the FTC. In addition to the expiration or termination of the waiting period under the HSR Act, the acquisition remains subject to other customary closing conditions, including Suros Surgical stockholder approval.

Separately, Hologic today also announced that it has received notification from the FTC that the United States Department of Justice and the FTC have granted early termination of the HSR Act waiting period relating to Hologic’s pending acquisition of R2 Technology, Inc., a global expert in the field of computer-aided detection (CAD). This acquisition remains subject to the completion of a fairness hearing before the Commissioner of the California Department of Corporations and customary closing conditions, including R2 stockholder approval.

About Hologic

Hologic Inc. is a leading developer, manufacturer and supplier of premium diagnostic and medical imaging systems dedicated to serving the healthcare needs of women, and a leading developer of innovative imaging technology for digital radiography and breast imaging. Hologic’s core business units are focused on osteoporosis assessment, mammography and breast biopsy, and mini C-arm and extremity MRI imaging for orthopedic applications. For more information visit www.hologic.com.

About Suros Surgical

Suros Surgical Systems, Inc. is an award winning Indiana-based medical device manufacturer of minimally invasive methods of tissue excision and biopsy within multiple surgical specialties. Its patented surgical platform technology allows the removal of tissue or biopsy samples in a compassionate, effective and efficient manner possible. Suros Surgical is an industry leader in commercially available MRI-guided vacuum assisted breast biopsy with its ATEC® system, providing women in a high-risk population the opportunity for early diagnosis of breast disease or cancer without going to surgery. For more information visit www.surossurgical.com.

About R2 Technology

R2 Technology, Inc., headquartered in Sunnyvale, Calif., is a recognized leader in the development and commercialization of computer-aided detection (CAD), an innovative technology that assists physicians in the earlier detection of breast cancer, actionable lung nodules and other lung abnormalities. As a medical imaging company dedicated to diagnostic decision support, increasing physician productivity and preventing medical errors, R2 Technology is developing CAD systems for a variety of imaging modalities and disease states. For information, visit www.r2tech.com.

Forward Looking Disclaimer

This News Release contains forward-looking information that involves risks and uncertainties, including statements regarding Hologic’s plans, objectives, expectations and intentions. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated. Risks and uncertainties that may affect Hologic’s ability to consummate the acquisitions or that may cause actual contributions of either acquisition to vary materially from Hologic’s expectations, include, among others: the stockholders of Suros Surgical and R2 may not approve their respective acquisitions; the parties may be unable to obtain regulatory clearances or approvals required for the acquisitions, or required regulatory clearances or approvals may delay an acquisition or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the parties to abandon the acquisitions; the parties may be unable to complete the acquisitions or completing the acquisitions may be more costly than expected because, among other reasons, conditions to the closing of the acquisitions may not be satisfied; problems may arise with the ability of Hologic to successfully integrate the businesses of Suros Surgical or R2, which may result in the combined company not operating as effectively and efficiently as expected; Hologic may not be able to achieve the expected synergies from the acquisitions or it may take longer than expected to achieve those synergies; the acquisitions may involve unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from Hologic’s expectations; Hologic expects to incur additional debt or issue additional securities to finance a part of the cash portion of the purchase price of the Suros Surgical acquisition and Hologic cannot assure that it will be able to obtain such financing on a timely basis or on favorable terms, if at all; such financing may negatively affect Hologic’s results of operations or be more dilutive to its stockholders than anticipated and Hologic’s failure to obtain such financing on a timely basis could result in a breach of its obligations under the Suros Surgical acquisition agreement; Hologic’s share price could decrease, resulting in an increase in the number of shares that Hologic may be required to issue in the acquisitions and result in further dilution than anticipated and/or require Hologic stockholder approval of either transaction; and the combined companies may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. The annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents Hologic has filed with the SEC contain additional factors that could impact Hologic’s businesses and financial performance. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Hologic’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information About the Suros Surgical Acquisition

The parties anticipate that the issuance of the Hologic shares of Common Stock in the Suros Surgical acquisition will be exempt from registration under Regulation D promulgated under the Securities Act of 1933, as amended. However, if it is determined that such exemption would not be available, Hologic has agreed to file a registration statement on Form S-4 with the SEC to register those securities. If such registration statement on Form S-4 is filed it will contain a prospectus and other relevant documents concerning the acquisition. If filed, Investors are urged to read the prospectus and any other relevant documents, when they become available, because they would contain important information about Hologic, Suros and the acquisition. If filed, investors would be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov. In addition, documents filed with the SEC by Hologic can be obtained at http://www.sec.gov or by contacting Hologic at the following address and telephone number: 35 Crosby Drive, Bedford, MA 01730, (781) 999-7300. Investors are urged to read the information statement/prospectus and any other relevant documents when they become available.